UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2011
MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

2828 N. Harwood Street, 15th Floor
Dallas, Texas	75201

(Address of principal	(Zip code)
executive offices)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     MoneyGram International, Inc. (the “Company”) held a special meeting of stockholders on October 31, 2011 (the “Special Meeting”). The following matters were approved by the Company’s stockholders and received the following votes:

Proposal 1:	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which will effect a reverse stock split of the issued and outstanding common stock of the Company at a ratio that will be determined by the Company’s board of directors and that will be within a range of one-for-five (1:5) to one-for-ten (1:10) (the “Reverse Stock Split”) if the Company’s board of directors determines, in its sole discretion, at any time prior to the first anniversary of the Special Meeting that the Reverse Stock Split is in the best interests of the Company and its stockholders.

For	Against	Abstain
380,817,630	2,697,142	205,252

Proposal 2:	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which will reduce the number of authorized shares of common stock of the Company by the reverse stock split ratio determined by the Company’s board of directors.

For	Against	Abstain
381,062,822	2,454,615	202,587

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By: Name:	/s/ James E. Shields James E. Shields
Title:	Chief Financial Officer
Date: October 31, 2011